Exhibit 10.2.1
10X GENOMICS, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
(U.S. and Non-U.S. Participants)

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the 10x Genomics, Inc. (the “Company”) 2019 Employee Stock Purchase Plan (the “Plan”).

1.By electronically accepting this 2019 Employee Stock Purchase Plan Subscription Agreement (this “Subscription Agreement”) and the Appendix to this Subscription Agreement, I hereby elect to participate in the Plan and subscribe to purchase shares of Class A Common Stock in accordance with the terms of the Plan and this Subscription Agreement. If I reside outside of the United States, I acknowledge and agree that I participate in the Non-423 Component of the Plan.

2.I hereby authorize payroll deductions from each payroll at the percentage of my Compensation (from 1% to 15%) as indicated on the online enrollment on each pay day during the Offering Period in accordance with the Plan (please note that no fractional percentages are permitted). I acknowledge that a lesser percentage of my Compensation than indicated by me may be contributed if necessary to comply with applicable law (in particular, applicable law related to minimum salary requirements).

3.I understand that, if my payroll deductions under the Plan are made in any currency other than U.S. dollars, such payroll deductions will be converted to U.S. dollars on or prior to Exercise Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Committee. I understand and agree that neither the Company nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. Dollar that may affect the value of the Purchase Right granted to me under the Plan, or of any amounts due to me under the Plan or as a result of the subsequent sale of any shares of Class A Common Stock acquired under the Plan.

4.Payroll Deductions.

a.The following provisions shall only apply to me if I reside in the United States: I understand that the payroll deductions will be accumulated for the purchase of shares of Class A Common Stock at the applicable Purchase Price for each Purchase Period ending during the Offering Period determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase shares of Class A Common Stock under the Plan on the Exercise Date for each Purchase Period ending during the Offering Period. Notwithstanding the foregoing, and notwithstanding anything in the Plan to the contrary, to the extent that my accumulated payroll deductions would result in my ability to purchase more than 2,000 shares of Class A Common Stock during any Offering Period (the “Offering Period Maximum”), I understand and agree that I will only be permitted to purchase a number of shares of Class A Common Stock equal to the Offering Period Maximum, and that any excess payroll deductions remaining after such purchase will be returned to me as soon as practicable following the expiration of such Offering Period.

b.The following provisions shall only apply to me if I reside outside the United States: I understand that the payroll deductions will be accumulated for the purchase of shares of Class A Common Stock at the applicable Purchase Price for each Purchase Period ending during the Offering Period determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise the Purchase Right (as defined below) and purchase shares of Class A Common Stock under the Plan on the Exercise Date for each Purchase Period ending during the Offering Period. Notwithstanding the foregoing, and notwithstanding anything in the Plan to the contrary, to the extent that my accumulated payroll deductions would result in my ability to purchase more than 2,000 shares of Class A Common Stock during any Offering Period (the “Offering Period Maximum”), I understand and agree that I will only be permitted to purchase a number of shares of Class A Common Stock equal to the Offering Period Maximum, and that any excess payroll deductions remaining after such purchase will be returned to me as soon as practicable following the expiration of such Offering Period.

Regardless of any action the Company or, if applicable, any Parent or Subsidiary takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or, if applicable, any Parent or Subsidiary. I further acknowledge that the Company or, if applicable, any Parent or Subsidiary (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Purchase Right (as defined below) to purchase a number of shares of Class A Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price (the “Purchase Right”), including, but not limited to, the grant or exercise of the Purchase Right, purchase of shares of Class A Common Stock upon exercise of the Purchase Right, the subsequent sale of shares of Class A Common Stock acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and are under no obligation to structure the terms of the Purchase Right or any aspect of the Purchase Right to reduce or eliminate the my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to tax in more than one jurisdiction, I acknowledge that the Company or, if applicable, any Parent or Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I will pay or make adequate arrangements satisfactory to the Company or, if applicable, any Parent or Subsidiary to satisfy all Tax-Related Items. In this regard, I authorize the Company or, if applicable, any Parent or Subsidiary, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)withholding from my wages or other cash compensation paid to me by the Company or, if applicable, any Parent or Subsidiary;

(ii)withholding from proceeds of the sale of shares of Class A Common Stock acquired upon exercise of the Purchase Right either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent); or

(iii)withholding in shares of Class A Common Stock to be purchased upon exercise of the Purchase Right.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the shares of Class A Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Class A Common Stock, for tax purposes, I am deemed to have purchased the full number of shares of Class A Common Stock subject to the Purchase Right, notwithstanding that a number of the shares of Class A Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the participation in the Plan. Finally, I must pay to the Company or, if applicable, any Parent or Subsidiary any amount of Tax-Related Items that the Company or, if applicable, any Parent or Subsidiary may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to sell or deliver the shares of Class A Common Stock or the proceeds of the sale of shares of Class A Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

5.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, including this Subscription Agreement. Any conflict between this Subscription Agreement and the Plan will be resolved in favor of the Plan. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdraw from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

6.I understand that if I sell or otherwise dispose of any shares of Class A Common Stock received by me pursuant to an Offering within two (2) years after the applicable Enrollment Date (generally the first Trading Day of the applicable Offering Period) or one (1) year after the applicable Exercise Date (generally the last Trading Day of the applicable Purchase Period), I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares of Class A Common Stock at the time such shares of Class A Common Stock were purchased by me over the Purchase Price. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares of Class A Common Stock and I will make adequate provision for U.S. federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares of Class A Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of shares of Class A Common Stock by me. If I dispose of such shares of Class A Common Stock at any time after the expiration of the two (2)-year and one (1)-year holding periods described above, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of: (a) the amount by which the Fair Market Value of the shares of Class A Common Stock on the date of the disposition exceeds the Purchase Price paid for the shares of Class A Common Stock (generally 85% of the Fair Market Value of the shares of Class A Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower), or (b) 15% of the Fair Market Value of the shares of Class A Common Stock on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.The following provisions shall only apply to me if I reside outside the United States: By electing to participate in the Plan, I hereby acknowledge and agree that:

(a)The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Subscription Agreement.

(b)The grant of the Purchase Right is voluntary and occasional and does not create any contractual or other right to receive future grants of the Purchase Right, or benefits in lieu of the Purchase Right, even if the Purchase Rights have been granted repeatedly in the past.

(c)All decisions with respect to future Purchase Right grants, if any, will be at the sole discretion of the Company.

(d)The Purchase Right grant and my participation in the Plan shall not create a right to further employment or service or be interpreted as forming an employment or service contract with the Company or, if applicable, any Parent or Subsidiary and shall not interfere with the ability of with the Company or, if applicable, any Parent or Subsidiary to terminate my service or employment, subject to applicable law.

(e)I am voluntarily participating in the Plan.

(f)The Purchase Rights, any shares of Class A Common Stock acquired under the Plan and the income and value of the same are an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or, if applicable, any Parent or Subsidiary, and which is outside the scope of my employment contract, if any.

(g)The Purchase Rights are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(h)The Purchase Rights, the shares of Class A Common Stock and the value and income of same are not part of normal or expected compensation or salary for any purpose.

(i)In the event that I am not an employee of the Company or, if applicable any Parent or Subsidiary, the Purchase Rights grant will not be interpreted to form an employment contract or relationship with the Company or, if applicable, any Parent or Subsidiary.

(j)The future value of the underlying shares of Class A Common Stock is unknown, indeterminable and cannot be predicted with certainty. The value of the shares of Class A Common Stock may increase or decrease even below the Purchase Price.

(k)No claim or entitlement to compensation or damages will arise from forfeiture of the Purchase Rights resulting from my termination as an employee or service provider, as applicable (for any reason whatsoever and whether or not in breach of applicable laws), and in consideration of the grant of the Purchase Right to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, any Parent or Subsidiary, waive my ability, if any, to bring such claim against the Company, any Parent or Subsidiary, and release the Company, any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary, or reasonably requested by the Company, to request dismissal or withdrawal of such claims.

(l)None of the Company, any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between any local currency and the United States Dollar that may affect the value of the Purchase Right, any amounts due to me pursuant to the exercise of the Purchase Rights or the subsequent sale of any purchased shares of Class A Common Stock.

8.Data Privacy.

The following provisions shall only apply to me if I reside outside the United States, the United Kingdom, or the European Economic Area:

(a)I voluntarily consent to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of my personal data as described in this Subscription Agreement and any other award materials (“Data”) by and among, as applicable, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering, and managing my participation in the Plan.

(b)I understand that the Company and any Parent or Subsidiary may collect, maintain, process and disclose, certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Class A Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and, managing the Plan.

(c)I understand that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Plan.

(d)I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan, including to maintain records regarding participation. I understand that if I reside in certain jurisdictions, to the extent required by applicable laws, I may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Purchase Rights, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing these consents on a purely voluntary basis. If I do not consent or if I later seek to revoke my consent, my engagement as a service provider with the Company or any Parent or Subsidiary will not be adversely affected; the only consequence of refusing or withdrawing my consent is that the Company will not be able to grant me awards under the Plan or administer or maintain awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan (including the right to retain these Purchase Rights). I understand that I may contact my local human resources representative for more information on the consequences of my refusal to consent or withdrawal of consent.

The following provisions shall only apply to me if I reside in the European Economic Area or the United Kingdom:

(a)Data Collected and Purposes of Collection. I understand that the Company, acting as the controller, as well as the employer, may collect, to the extent permissible under applicable law, certain personal information about my, including name, home address and telephone number, information necessary to process the Purchase Right (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Purchase Rights granted, canceled, vested, unvested or outstanding in my favor, and where applicable service termination date and reason for termination (all such personal information is referred to as “Data”). The Data is collected from me, any Parent or Subsidiary, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Subscription Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Subscription Agreement. The Data must be provided in order for me to participate in the Plan and for the parties to this Subscription Agreement to perform their respective obligations thereunder. If I do not provide Data, I will not be able to participate in the Plan and become a party to this Subscription Agreement.

(b)Transfers and Retention of Data. I understand that my employer will transfer Data to the Company for purposes of plan administration. The Company and the employer or any Parent or Subsidiary may also transfer my Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Subscription Agreement. I understand that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission. Where a recipient is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that recipient will be made pursuant to the EU-U.S. Data Privacy Framework or standard contractual clauses approved by the European Commission, a copy of which may be obtained at gc@10xgenomics.com. I understand that Data will be held only as long as is necessary to implement, administer and manage my rights and obligations under this Subscription Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Subscription Agreement.

(c)Participant’s Rights in Respect of Data. The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. I am entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). I also have the right to request access to my Data as well as additional information about the processing of that Data. Further, I am entitled to object to the processing of Data or have my Data erased, under certain circumstances. As from May 25, 2018, and subject to conditions set forth in applicable law, I also am entitled to (i) restrict the processing of my Data so that it is stored but not actively processed (e.g., while the Company assesses whether I am entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Subscription Agreement or generated by me, in a common machine-readable format. To exercise my rights, I may contact the local human resources representative. I may also contact the relevant data protection supervisory authority, as I have the right to lodge a complaint. The data protection officer may be contacted at gc@10xgenomics.com.

9.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. I agree that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form.

10.I acknowledge that the Company is neither providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan or my acquisition or sale of the underlying shares of Class A Common Stock. I understand that I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

11.This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

12.I hereby agree to be bound by the terms of the Plan, including this Subscription Agreement which is incorporated and made a part thereof. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

13.If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

14.I acknowledge and agree that it is my sole responsibility to investigate and comply with any applicable exchange control laws in connection with the issuance and delivery of shares of Class A Common Stock pursuant to the exercise of the Purchase Right and that [I shall be responsible for any reporting of inbound and/or outbound international fund transfers required under applicable law. I am advised to seek appropriate professional advice as to how the exchange control regulations apply to my specific situation.

15.The Company reserves the right to impose other requirements on my participation in the Plan, on the Purchase Right and on any shares of Class A Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.There may be certain foreign tax, asset and/or account reporting requirements which may affect my ability to acquire or hold shares of Class A Common Stock or cash received from participating in the Plan in a brokerage or bank account outside my country. I may be required to report such accounts, assets or related transactions to the tax or other authorities in my country. I also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to my country within a certain time after receipt. I acknowledge that it is my responsibility to comply with such regulations, and is advised to speak to a personal advisor on this matter.

17.I may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, my country, which may affect my ability to accept, acquire, sell, or otherwise dispose of shares of Class A Common Stock, rights to shares of Class A Common Stock (e.g., the Purchase Right) or rights linked to the value of shares of Class A Common Stock under the Plan during such times as I am considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before I possessed inside information. Furthermore, I could be prohibited from (a) disclosing the inside information to any third party, and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company nor any Parent or Subsidiary will be responsible for such restrictions or liable for the failure on my part to know and abide by such restrictions. I should consult with my own personal legal advisers to ensure compliance with local laws.

18.The following provisions shall only apply to me if I reside outside the United States: I understand and agree that notwithstanding any provisions in the Plan and this Subscription Agreement, the grant of the Purchase Right shall be subject to any special terms and conditions set forth in the Appendix to this Subscription Agreement for my country. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with laws of the country where I reside or to facilitate the administration of the Plan. The Appendix constitutes part of this Subscription Agreement.

I HEREBY AGREE TO BE BOUND BY THE TERMS OF THE PLAN AND I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

APPENDIX
ADDITIONAL TERMS AND CONDITIONS OF THE
10x GENOMICS, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
FOR NON-UNITED STATES PARTICIPANTS
This Appendix includes additional terms and conditions that govern the Purchase Right granted to me under the Plan if I reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Subscription Agreement.

This Appendix also includes information regarding securities, exchange controls and/or certain other issues of which I should be aware with respect to participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I do not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time I exercise the Purchase Right and purchase the shares of Class A Common Stock or I sell shares of Class A Common Stock purchased under the Plan. In addition, the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure a particular result. Accordingly, I am advised to seek appropriate professional advice as to how the relevant laws in my country may apply to my situation. Finally, if I am a citizen or resident of a country other than the one in which I am currently working, the information contained herein may not be applicable to me.

CANADA

Terms and Conditions

Termination of Service. Notwithstanding any provision of the Plan or this Subscription Agreement, the following provision shall apply to me if I am Actively Employed (defined below) in Canada on the date of the termination of my service:

For purposes of this Subscription Agreement, the last day I am “Actively Employed” shall be the later of, if and as applicable: (i) the last day I actually perform services for the employing Parent or Subsidiary prior to the cessation of my service for any reason; or (ii) the last day of the minimum period of notice of termination to which I am entitled under the applicable employment or labor standards legislation of the province in which I perform services for the employing Parent or Subsidiary. For clarity, except as required by the applicable employment or labor standards legislation of the province in which I perform services for the employing Parent or Subsidiary): (a) the last day I am “Actively Employed” shall not be extended by any contractual, common law or civil law notice of termination period in respect of which I may receive pay or damages in lieu of notice of termination; (b) no Purchase Right will vest under the Plan when I am no longer Actively Employed; and (c) no payments in respect of the value of any Purchase Right that has not yet vested (nor any pro-rated portion thereof) shall be included in any entitlement which I may have to any pay in lieu of notice of termination or damages in lieu of such notice under contract, common law or civil law.

Data Privacy. The following provision supplements Section 8 of this Subscription Agreement:

I hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company or any Parent or Subsidiary and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. I further authorize the Company or any Parent or Subsidiary to record such information and to keep such information in my employee file.

The following provisions apply if I am a resident of Quebec:

Language Consent. A French translation of the Subscription Agreement and certain other documents related to the Purchase Rights will be made available to me as soon as reasonably practicable. I understand that, from time to time, additional information related to the Purchase Rights may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Subscription Agreement, and unless I indicate otherwise, the French translation of the Subscription Agreement and certain other documents will govern my participation in the Plan.

Notifications

Securities Law Information. I am permitted to sell shares of Class A Common Stock acquired through the Plan through the designated broker appointed by the Company, provided the resale of shares of Class A Common Stock acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the shares of Class A Common Stock are listed.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property (e.g., shares of Class A Common Stock acquired under the Plan and possibly unvested Purchase Right) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is my responsibility to comply with these reporting obligations, and I should consult with my personal tax advisor in this regard.

Share Settlement of Purchase Right. Notwithstanding anything to the contrary in the Plan or this Subscription Agreement, Purchase Right granted to Canadian participants shall only be settled in shares of Class A Common Stock and shall not be settled in cash.

GERMANY

Notifications

Exchange Control Information

If I remit proceeds in excess of the legally designated amount out of or into Germany, such cross-border payment shall be reported monthly to the State Central Bank. In the event that I make or receive payment in excess of this amount, I am responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, I may be required to report the acquisition of securities (e.g., shares of Class A Common Stock) to the Bundesbank via email or telephone if the value of the securities exceeds a certain threshold. I am responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.

Securities Disclaimer

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.
Terms and Conditions
Prohibition on Insider Dealing
I should be aware that the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of shares of Class A Common Stock acquired under the Plan, if I have inside information regarding the Company or any of its Parent or Subsidiaries. I am advised to determine carefully whether I have inside information in respect of the Company and whether and to what extent insider dealing rules can apply to me. In case of uncertainty, the Company recommends that I consult with a legal advisor.
Limitation of Liability

I am responsible for compliance with any laws to be observed by me in person in conjunction with participation in the Plan. The Company cannot be held liable if I violate German law or any other applicable rules to be complied with by me in conjunction with participation in the Plan including, but not limited to, insider dealing restrictions under the Market Abuse Regulation.

JAPAN
Notifications

Securities Disclosure

The Purchase Right and the shares of Class A Common Stock have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Purchase Right and the shares of Class A Common Stock issuable upon the exercise of Purchase Rights may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term "resident of Japan" means any natural person having their place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.

Exchange Control Information

Under certain circumstances, I may be required to file a report with the Ministry of Finance if I intend to acquire shares of Class A Common Stock whose value exceeds a certain legally designated amount. The reporting, if required, is due within 20 days from the purchase of the shares of Class A Common Stock (however, if I acquire such shares of Class A Common Stock through a securities company in Japan, such requirement will not be imposed). The reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

I am advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in my country apply to my specific situation. Laws and regulations change frequently and occasionally on a retroactive basis.

Foreign Asset/Account Reporting Information

Japanese residents holding assets outside of Japan with a total net fair market value exceeding a legally designated amount (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. I am advised to consult with a personal tax advisor to ensure that I am properly complying with applicable reporting requirements.

NETHERLANDS

Notifications

Prohibition Against Insider Trading

I should be aware of the Dutch insider trading rules, which may affect the sale of shares of Class A Common Stock acquired under the Plan. In particular, I may be prohibited from effecting certain share transactions if I have insider information regarding the Company. Below is a discussion of the applicable restrictions. I am advised to read the discussion carefully to determine whether the insider rules could apply to me. If it is uncertain whether the insider rules apply, the Company recommends that I consult with a legal advisor. The Company cannot be held liable if I violate the Dutch insider trading rules. I am responsible for ensuring my compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, I am referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/sector/effectenuitgevende-ondernemingen.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Subscription Agreement and participating in the Plan, I acknowledge having read and understood the notification above and acknowledge that it is my responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

SINGAPORE

Notifications

Securities Law Information

The grant of the Purchase Right under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the Purchase Rights granted under the Plan are subject to section 257 of the SFA and I am not permitted to sell, or offer to sell, any shares of Class A Common Stock in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Insider Trading Notification

I should be aware of the Singapore insider-trading rules as these rules may impact my ability to acquire or dispose of shares of Class A Common Stock or rights to acquire shares (e.g., the Purchase Rights granted under the Plan). Under the Singapore insider-trading rules, I am prohibited from selling shares of Class A Common Stock when I am in possession of information concerning the Company which is not generally available and which I know or should know will have a material effect on the price of such shares once such information is generally available.

SWEDEN

Notifications

Exchange Control

I understand and agree that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if I have a brokerage account with a foreign broker.
Securities Disclaimer

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Sweden.

TAIWAN

Terms and Conditions

Data Privacy Acknowledgement.

I hereby acknowledge that I have read and understood the terms regarding the collection, processing, and transfer of Data contained in the Data Privacy section of this Subscription Agreement and, by participating in the Plan, I agree to such terms. In this regard, upon request of the Company or any Subsidiary retaining my service, I agree to provide an executed data privacy consent form to the Company or any Subsidiary retaining my service (or any other agreements or consents that may be required by the Company or any Subsidiary retaining my service) that the Company or any Subsidiary retaining my service may deem necessary to obtain under the data privacy laws in my country, either now or in the future. I understand that I will not be able to participate in the Plan if I fail to execute any such consent or agreement.

Notifications

Securities Disclaimer.

Neither the Plan nor the Purchase Rights are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.

Exchange Control Information.

If the transaction amount exceeds a legally designated amount in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. In addition, if the transaction amount exceeds a legally designated amount, I may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. I should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

UNITED KINGDOM

Notification

Securities Disclaimer

Neither this Subscription Agreement nor Appendices are an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan is exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

Non-Qualification

The Purchase Rights are not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom.

Tax Consultation

I understand that I may suffer adverse tax consequences as a result of my acquisition or disposition of the shares of Class A Common Stock. I represent that I will consult with any tax advisors I deem appropriate in connection with the acquisition or disposition of the shares of Class A Common Stock and that I am not relying on the Company or any Subsidiary for any tax advice.

Prohibition Against Insider Dealing
I should be aware of the UK's insider dealing rules under the Criminal Justice Act 1993, which may affect transactions under the Plan such as the acquisition or sale of shares of Class A Common Stock acquired under the Plan, if I have inside information regarding the Company. If I am uncertain whether the insider dealing rules apply, the Company recommends that I consult with a legal advisor. The Company cannot be held liable if I violate the UK's insider dealing rules. I am responsible for ensuring his or her compliance with these rules.
Terms and Conditions
Tax Withholding
I acknowledge that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax-Related Items is and remains the responsibility of mine and may exceed the amount actually withheld by the Company or the employer.
Tax Indemnity.
To the extent permitted by law, I hereby agree to indemnify and keep indemnified the Company, and the Company as trustee for and on behalf of any related corporation, for any Tax-Related Items and Secondary NIC Liability. The Company shall not be obliged to allot and issue any shares of Class A Common Stock or any interest in shares of Class A Common Stock pursuant to the delivery of shares of Class A Common Stock under the Purchase Right unless and until I have paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against the Tax-Related Items and the Secondary NIC Liability, or I have made such other arrangement as in the opinion of the Company will ensure that the full amount of any Tax-Related Items and any Secondary NIC Liability will be recovered from me within such period as the Company may then determine. In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which I would have otherwise been entitled upon the delivery of shares of Class A Common Stock under the Purchase Right, such number of shares of Class A Common Stock as, in the opinion of the Company, will enable the Company to sell as agent for me (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of the sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy my liability under such indemnity.